UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2026

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7280 W. Palmetto Park Rd., Suite 302N Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

972-726-9203

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALOY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 24, 2026, REalloys Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”).

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers, in a private placement (the “Offering”), an aggregate of approximately 7,017,540 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $14.25 per share.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $100 million, before deducting placement agent fees and estimated offering expenses.

Clear Street LLC (“Clear Street”) acted as placement agent for the Offering.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The Company has agreed that, for 45 days following the effective date of the resale registration statement, it will not (subject to certain exceptions, including an Exempt Issuance) issue Common Stock or Common Stock equivalents.

The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes, subject to the limitations set forth in the Purchase Agreement.

The closing of the Offering (the “Closing”) is expected to occur on or about June 26, 2026, subject to the satisfaction of customary closing conditions.

Registration Rights Agreement

In connection with the Offering, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “Commission”) one or more registration statements covering the resale of the Shares, and to use its best efforts to cause such registration statement(s) to become effective within the time periods set forth therein and to keep them effective until the Shares may be sold without restriction under Rule 144 or have been sold.

Lock-Up Agreements

In connection with the Offering, the Company’s officers and directors entered into Lock-Up Agreements restricting certain sales and dispositions of Company securities for the period set forth therein.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares were offered and sold (or will be issued) in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving any public offering. Each Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and that it was acquiring the securities for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Neither the Company nor any person acting on its behalf engaged in any general solicitation or general advertising in connection with the Offering. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On June 24, 2026, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated June 24, 2026, by and among the Company and the Purchasers.
10.2	Form of Registration Rights Agreement, dated June 24, 2026, by and among the Company and the Purchasers.
10.3	Form of Lock-Up Agreement.
99.1	Press Release, dated June 24, 2026 (furnished pursuant to Item 7.01 of Form 8-K).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALLOYS INC.

Date: June 25, 2026	By:	/s/ Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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